AMG PANTHEON FUND, LLC

SUBSCRIPTION AGREEMENT

AMG PANTHEON FUND, LLC

Prospective Investor Checklist

Thank you for your interest in AMG Pantheon Fund, LLC (the “Fund”). Below is a checklist of the steps to be completed in connection with this Subscription Agreement. If you have any questions in relation to the completion of this Subscription Agreement, please contact your financial advisor.

1.	Please carefully read the Fund’s Prospectus and the Fund’s Limited Liability Agreement attached thereto

2.	Complete the required documentation and provide to your financial advisor

a.	Subscription Agreement Signature Pages

3.	Return completed Subscription Agreement and associated documents to your financial advisor

a.

Your financial advisor must then complete the Financial Intermediary Signature Page and submit on your behalf the completed Subscription Agreement, together with all required information, to the Fund’s transfer agent at least eight (8) business days prior to the relevant Acceptance Date (generally the first business day of each calendar month), which your financial advisor will facilitate. In addition, good funds must be received by the Fund prior to the relevant Acceptance Date, which your financial advisor will also facilitate. In the event that funds and/or a properly completed Subscription Agreement are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and Subscription Agreement for processing in the next offering.

For additional information, please contact your financial advisor.

IMPORTANT REMINDER:

PRIOR TO INVESTING, PLEASE READ CAREFULLY THE PROSPECTUS AND THE FUND’S LIMITED LIABILITY COMPANY AGREEMENT ATTACHED THERETO. AN INVESTMENT IN THE FUND INVOLVES RISK AND CONFLICTS OF INTEREST AS DESCRIBED IN THE PROSPECTUS. YOU MAY NOT SELL OR TRANSFER YOUR UNITS OR WITHDRAW FROM THE FUND EXCEPT AS PROVIDED IN THE LIMITED LIABILITY COMPANY AGREEMENT.

AMG PANTHEON FUND, LLC SUBSCRIPTION AGREEMENT FOR CLASS 5 UNITS

These Subscription Agreement Signature Pages must be completed by the Subscriber and his/her Financial Advisor or registered representative (together “Financial Advisor” or “FA”) and submitted prior to the close of the subscription period in order for the Subscriber’s subscription to be processed. For timely approval and execution, please ensure all sections have been completed and signed properly.

Subscribers should retain a copy of their Subscription Agreement as well as a copy of these Signature Pages for their records.

If you have any questions about how to complete these Signature Pages, please contact your Financial Advisor. Subscription Agreement Signature Pages may only be completed by the Subscriber, who has received the related offering materials.

1. Introduction and Subscriber Information

These Subscription Agreement Signature Pages relate to your subscription to AMG Pantheon Fund, LLC (the “Fund”).

All information provided below by you forms an integral part of the Fund’s Subscription Agreement.

An investment in the Fund is suitable only for sophisticated Investors who have the financial resources and the willingness to accept the substantial risks associated with such an investment and for whom an investment in the Fund does not constitute a complete investment program. The risks associated with an investment in the Fund are described in the Fund’s Prospectus and Statement of Additional Information (including all parts, supplements, appendices and exhibits thereto, the “Prospectus”).

By submitting these Subscription Agreement Signature Pages, in connection with a Subscription to the Fund, the Subscriber hereby: (1) certifies that he, she or it has received and carefully read the Fund’s Prospectus (including the limited liability company agreement of the Fund attached to the Prospectus, as amended from time to time, the “LLC Agreement”) prior to deciding whether to invest in the Fund, and (2) makes and affirms all of the representations, warranties, agreements, elections, acknowledgements and undertakings set forth in the Fund’s Subscription Agreement.

Investors participating in the Fund through both taxable and tax-exempt accounts must submit separate Signature Pages for each such account.

Account Information

I hereby further certify that I agree to produce evidence to support the following certifications upon request.

▲ Account Title

▲ Custodian Name                                                                                  ▲ Brokerage Indentification Number (BIN)

Subscriber Tax Status: ☐ Taxable (1099D/B Forms) ☐ Tax Exempt

SSN: (XXX-XX-XXXX)

Or

EIN: (XX-XXXXXXX)

Type of Account:

☐ Charity/Welfare Organization*	☐ Joint Tenants	☐ Profit Sharing Plan
☐ Corporation*	☐ LLC (C-Corp)*	☐ Rollover IRA
☐ Employee Benefit Plan	☐ LLC (S-Corp)*	☐ Roth IRA
☐ Estate	☐ LLC (Partnership)*	☐ Taft-Hartley Plan*
☐ Foundation/Endowment*	☐ LLC (Other)*	☐ Traditional IRA
☐ Individual	☐ Partnership*	☐ Trust
☐ Insurance Company*	☐ Pension Plan	☐ 401K*
☐ Other

*	Please complete pages 10 & 11.

PLEASE CHOOSE ONE:

☐ U.S. Citizen	☐ Non U.S. Citizen
(must complete W-8 form)

AMG PANTHEON FUND, LLC SUBSCRIPTION AGREEMENT FOR CLASS 5 UNITS

▲ Primary Signer #1 First Name	▲ Primary Signer #1 Last Name
▲ Primary Signer #1 Date of Birth	▲ Primary Signer #1 Social Security Number
▲ Residential or Business Address (including apartment or suite number - P.O. Box not permitted)
▲ City	▲ State	▲ Zip Code:
▲ Country of Residence for Addresses Outside of the U.S.
▲ Primary Signer #2 First Name	▲ Primary Signer #2 Last Name
▲ Primary Signer #2 Date of Birth	▲ Primary Signer #2 Social Security Number
▲ Residential or Business Address (including apartment or suite number - P.O. Box not permitted)
▲ City	▲ State	▲ Zip Code:
▲ Country of Residence for Addresses Outside of the U.S.

Mailing Address

If the mailing address or residential address of any person listed on the account is different than the address listed above, please list the relevant address.

▲ Residential or Business Address (including apartment, suite or P.O. Box number)
▲ City	▲ State	▲ Zip Code:
▲ Country of Residence for Addresses Outside of the U.S.

2. Order Information and Subscription Details

FUND SPECIFIC INVESTOR QUESTIONS

☐

By checking this box, the Subscriber certifies that he, she or it has received and read the Prospectus, the LLC Agreement and the Subscription Agreement of the Fund and agrees to be bound by the terms and conditions of each. The Subscriber certifies that he, she or it has the authority and legal capacity to make this purchase and that he or she is of legal age, if applicable, in his or her state of residence.

☐	By checking this box, the Subscriber confirms that the contact information on file with his/her Financial Advisor is true and correct.

☐

By checking this box the Subscriber confirms he, she or it understands that units of the Fund (“Units”) are not insured by the Federal Deposit Insurance Corporation or any other government agency; and Units are subject to investment risks, including the possible loss of the full amount invested.

AMG PANTHEON FUND, LLC SUBSCRIPTION AGREEMENT FOR CLASS 5 UNITS

3. Suitability and Nature of Investment (Please check all that apply) All sections must be checked.

a)	Suitability And Nature Of Investment

The Subscriber understands that an investment in the Fund is speculative, illiquid and long-term, and does not constitute a complete investment program. The Subscriber confirms that the Subscriber has (either alone or with the Subscriber’s advisors (other than the Subscriber’s Financial Advisor), if any) sufficient knowledge and expertise to be able to evaluate the merits and risks of investing in the Fund. The Subscriber has considered the speculative and illiquid nature of an investment in the Fund within the context of the Subscriber’s total investment portfolio, understands an investment in the Fund is only suitable, if at all, for a limited portion of the risk segment of the Subscriber’s overall portfolio, and is willing and financially able to bear the various risks of such an investment, including the risk of total loss.

☐  I have read and agree to the above.

b)	Subscriber Requirements (PLEASE NOTE: The Subscriber must meet all requirements and check the box below)

The Subscriber has read the definition of an “Accredited Investor” set forth in the Fund’s Subscription Agreement and certifies that the Subscriber satisfies one or more of the requirements set forth therein. If the Subscriber is an entity (other than a trust) the subscriber confirms that it either (I) was not formed for the specific purpose of investing in the Fund or (II) is an “Accredited Investor” because each beneficial owner of the Subscriber is an “Accredited Investor,” the Subscriber represents and warrants that it has confirmed that each beneficial owner of the Subscriber is an “Accredited Investor” in its own right, and the Fund, based on this representation, has a reasonable basis to accept the Subscriber as an “Accredited Investor.”

☐  I have read and agree to the above.

c)	Benefit Plan Investor

Please indicate below whether the Subscriber is a “benefit plan investor” as described in the Fund’s Subscription Agreement, and if so, whether the Subscriber is subject to ERISA. The Subscriber agrees to immediately notify his, her or its Financial Advisor upon any changes to the following representation.

Benefit Plan Investor:    ☐   Yes     ☐  No

Subject to ERISA:     ☐  Yes    ☐   No

d)	Insurance Company General Account

If the Subscriber is an insurance company using assets of its general account to purchase Units, the Subscriber hereby represents and warrants that none of such assets used to purchase the Units or any other form of interest in the Fund represent the assets of “employee benefit plans” subject to the fiduciary responsibility provisions of ERISA, or “plans” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Insurance Company General Account:    ☐   Yes    ☐   No

e)	Government Entities

Please indicate below whether the Subscriber is a government entity, as defined in the following; a government entity shall mean any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof; and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in their official capacity.

Government Entities:    ☐   Yes    ☐   No

4. Investment Amount (Mark initial or additional investment)

Gross Subscription Amount:	$
Less: Sales Load (up to 3.5% (i.e., .035) of Gross Subscription Amount):
Net Subscription Amount:	$

☐  Initial Investment ($50,000 minimum)                    ☐ Additional Investment ($10,000 minimum)

The investment minimums may be reduced by the Fund in the discretion of Pantheon Ventures (US) LP (the “Adviser”) or AMG Funds LLC (“AMG Funds”) based on consideration of various factors, including the Subscriber’s overall relationship with the Adviser or AMG Funds, the Subscriber’s holdings in other funds affiliated with the Adviser or AMG Funds, and such other matters as the Adviser or AMG Funds may consider relevant. The Fund may, in the sole discretion of the Adviser or AMG Funds, also aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts.

AMG PANTHEON FUND, LLC SUBSCRIPTION AGREEMENT FOR CLASS 5 UNITS

5. Internal Revenue Code Certification

As required by federal law and under penalty of perjury, the Subscriber hereby represents, warrants and certifies as follows:

1.	The Subscriber certifies that the Social Security/Taxpayer ID Number set forth in this document is the true, correct and complete Social Security/Taxpayer ID Number of the Subscriber.

2.	The Subscriber is a “United States Person” (as defined in Section 7701(a)(30) of the Code) including a U.S. resident alien.

3.

The Subscriber certifies that the Subscriber is not subject to backup withholding because: (a) the Subscriber is exempt from backup withholding, or (b) the Subscriber has not been notified by the Internal Revenue Service (IRS) that the Subscriber is subject to backup withholding as a result of failure to report all interest and dividends, or (c) the IRS has notified the Subscriber that the Subscriber is no longer subject to backup withholding. The Subscriber must cross out item 3 if the Subscriber has been notified by the IRS that the Subscriber is currently subject to backup withholding because the Subscriber has failed to report all interest and dividends on the Subscriber’s tax return.

4.	The FATCA code(s) entered on this form (if any) indicating that the Subscriber is exempt from FATCA reporting is correct.

Exemption from FATCA reporting code (if any):                                                                          .

☐     By checking this box, the Subscriber certifies items 1-4 above, and agrees to notify his/her Financial Advisor within 30 days of any change in the information set forth above.

6. Cost Basis Election

In order for us to determine the gain or loss when you redeem Units, AMG Funds must determine the “cost basis” for those shares. The cost basis is the value of each Unit at the time you acquired it. The law requires AMG Funds to select a default method to determine your cost basis.

AMG Funds has decided to use what is known as the Average Cost method. Under this method, AMG Funds will calculate the total cost of all Units in your account and divide that cost by the total Units in your account; this will determine the cost basis for the Units that you are redeeming. Please note that you are able to select a different method below if you would prefer it.

Note: IRS Regulations do not permit you to change the method used to determine the cost basis of a settled trade.

☐	I choose the Fund’s default method of Average Cost

I choose a method other than Average Cost:

☐	FIFO–First In, First Out (AMG Funds will redeem the oldest available Units first, using their cost basis to determine the gains or losses you incur on the redemption.)

☐	Specific Identification (When you redeem Units, you must tell AMG Funds which particular Units you are selling; your gain or loss will vary based on the Units you select.)

7. Important Notices

The USA Patriot Act

In order to fight the funding of terrorist activity and money laundering, the selling agent, like other financial institutions, is required by law to obtain, verify, and record information that identifies each person who opens an account, including legal persons such as corporations and partnerships. When an account is opened, the selling agent asks for information to identify the person opening the account and in some cases the persons controlling the account. The selling agent may also ask for identifying corporate documentation. Such information, like all customer information, is confidential as required by law. The Subscriber hereby specifically confirms and acknowledges its representations relating to Money Laundering Prevention contained in the Fund’s Subscription Agreement.

Summary of Risks of the Fund

An investment in the fund should be considered a speculative investment that entails substantial risks, including but not limited to:

▶	LOSS OF CAPITAL.

▶	THE UNITS WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND IT IS NOT ANTICIPATED THAT A SECONDARY MARKET FOR THE UNITS WILL DEVELOP.

▶	THE UNITS ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LLC AGREEMENT.

▶

ALTHOUGH THE FUND MAY OFFER TO REPURCHASE UNITS FROM TIME TO TIME, UNITS WILL NOT BE REDEEMABLE AT A SUBSCRIBER’S SOLE OPTION NOR WILL THEY BE EXCHANGEABLE FOR UNITS OR SHARES OF ANY OTHER FUND. AS A RESULT, A SUBSCRIBER MAY NOT BE ABLE TO SELL OR OTHERWISE LIQUIDATE HIS OR HER UNITS OR MAY LIQUIDATE HIS OR HER UNITS BELOW THE PRICE OF THE SUBSCRIBER’S INITIAL PURCHASE PRICE.

▶

UNITS ARE APPROPRIATE ONLY FOR THOSE SUBSCRIBERS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT AND FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM.

▶	THE FUND DOES NOT INTEND TO REPURCHASE ANY UNITS BEFORE SEPTEMBER 30, 2016 AND IT IS ANTICIPATED THAT THE FUND WILL REPURCHASE NO MORE THAN 5% OF ITS NET ASSETS PER QUARTER THEREAFTER.

See “Types of Investments and Related Risk Factors” in the Fund’s Prospectus for more information.

AMG PANTHEON FUND, LLC SUBSCRIPTION AGREEMENT FOR CLASS 5 UNITS

8. Other Information

a)

Electronic Delivery - By checking “Yes” the subscriber agrees that documents listed below will be sent electronically to the email address provided below. By checking “No” the subscriber agrees to receive documents to the address on record.

All Options Listed Below:	☐ Yes	☐ No

Annual/Semi Reports:	☐ Yes	☐ No
Prospectuses:	☐ Yes	☐ No
Tender Offer Documents:	☐ Yes	☐ No

If Yes, provide email address here:

You will receive an email from AMG Funds confirming your e-delivery elections. Please note you can change your selection at any time.

Monthly statements and annual tax forms can only be accessed by signing up for online account access and registering for e-delivery. Please visit amgfunds.com to sign up for online account access.

b)	Distribution Options - Subscriber agrees all dividends and capital gains to be distributed from time to time by the Fund to the Subscriber will be reinvested in Units of the Fund.

☐  Yes    ☐   No

9. Linking A Bank Account to Your AMG Pantheon Fund Account

This section is available and required for direct accounts only.

▲ Bank Name

▲ Bank ABA Routing Number

▲ Account Name

▲ Account Number

▲ For Further Credit Name

▲ For Further Credit Account Number

AMG PANTHEON FUND, LLC SUBSCRIPTION SIGNATURE PAGES FOR CLASS 5 UNITS

10. Signature

By executing and submitting these Signature Pages, the Subscriber represents that: (a) if an individual, the Subscriber is at least 21 years old and legally competent; (b) if an Entity, (i) the Subscriber has been duly formed, is validly existing and is in good standing under the laws of the jurisdiction of its formation with full power and authority to enter into the transactions contemplated by the Fund’s Prospectus, including the purchase of Units; (ii) based upon a review of the Subscriber’s constitutional documents and/or based on consultation with counsel or advisors, the Subscriber is authorized to invest in the Fund; and (iii) the signatory has been authorized by the Subscriber to execute and deliver these Signature Pages completed by the Subscriber; (c) the Subscriber has received and read the Fund’s Prospectus; (d) the Subscriber has received, read, understood, and agrees to each and every term of the Subscription Agreement and LLC Agreement of the Fund; (e) these Signature Pages have been or will be duly and validly authorized, executed and delivered by the Subscriber; (f) the Subscriber’s execution of these Signature Pages will constitute for all purposes the Subscriber’s execution of the LLC Agreement of the Fund; and (g) these Signature Pages (including the Subscription Agreement) submitted by or on behalf of the Subscriber and the LLC Agreement of the Fund constitute or will constitute valid, binding and enforceable agreements of the Subscriber.

By submitting these Signature Pages, the Subscriber hereby makes and affirms all of the representations, warranties, agreements, elections, acknowledgements and undertakings set forth in these Signature Pages and the Fund’s Subscription Agreement.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Instructions for form W-9 will be provided upon request.

▲ Subscriber’s Name (print clearly)	▲ Title (as applicable)
▲ Subscriber’s Signature	▲ Date
▲ Additional Subscriber’s Name (if any, print clearly)	▲ Additional Subscriber’s Title (as applicable)
▲ Additional Subscriber’s Signature (if any)	▲ Date

Financial Advisor Information
▲ FA Name (Print clearly for proper record keeping)	▲ Representative ID
▲ Firm Name	▲ Email Address
▲ Phone

Financial Advisor Attestations: FA Must Sign below

The undersigned Financial Advisor hereby certifies that Financial Advisor is (check the appropriate box or boxes):

☐	A registered broker-dealer.

☐	An investment adviser registered with the SEC.

☐	Other:

The undersigned Financial Advisor hereby further certifies that (check each box if true):

☐

Financial Advisor has provided the Subscriber with the Fund’s Prospectus and has had substantive discussions with the Subscriber regarding the speculative nature of the Fund, its investment strategies and risks, and the illiquidity of an investment in the Fund;

☐

Financial Advisor has determined that the Subscriber is an “accredited investor” (as defined in the Subscription Agreement), for example by reviewing the Subscriber’s bank statements, tax returns, tax assessments, and independent appraisals.

☐	Financial Advisor has reasonable belief that all of the representations made by the Subscriber in the Subscription Agreement are true and correct; and

☐

Based on information obtained from the Subscriber regarding the Subscriber’s investment objectives, other investments, financial situation and needs, Financial Advisor believes that an investment in the Fund is suitable for the Subscriber.

For access to our advisor portal, to download client statements, please email pantheoninvserv@bnymellon.com.

▲ FA Signature	▲ Date

AMG PANTHEON FUND, LLC SUBSCRIPTION SIGNATURE PAGES FOR CLASS 5 UNITS

FINANCIAL ADVISORS: PLEASE ENSURE ALL FIELDS ARE COMPLETE PRIOR TO SUBMITTING THIS DOCUMENT.

Completed subscription agreement signature pages should be sent to:

P.O. Mail:

AMG Pantheon Fund

P.O. Box 534417

Pittsburgh, PA 15253-4417

Overnight Mail: AMG Pantheon Fund Attn: 534417 AIM 154-0520 500 Ross Street Pittsburgh, PA 15262	Fax: (833) 286-8165 Email address for scanned copies: pantheoninvserv@bnymellon.com

Fed Funds Wire:

Bank of New York Mellon

ABA: 011001234

Credit: 0000741388

BNY Mellon Investment Servicing (US) Inc.

As agent for AMG Pantheon Fund, LLC

For Further Credit: Beneficiary Name and/or Account Number

AMG PANTHEON FUND, LLC SUBSCRIPTION SIGNATURE PAGES FOR CLASS 5 UNITS

Only complete pages 10 & 11 if you are establishing one of the following account types.

Charity/Welfare Organization	Insurance Company
Corporation	LLC (C-Corp)
Foundation/Endowment	LLC (Partnership)
LLC (S-Corp)	Partnership
LLC (Other)	401K
Taft-Hartley Plan

I. GENERAL INSTRUCTIONS

What is this form?

To help the U.S. government fight financial crime, U.S. Treasury Financial Crime Network regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes.

Who has to complete this form?

To help the U.S. government fight financial crime, U.S. Treasury Financial Crime Network regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes.

This form must be completed by the person opening a new account on behalf of a legal entity with any of the following U.S. financial institutions: (i) a bank or credit union; (ii) a broker or dealer in securities; (iii) a mutual fund; (iv) a futures commission merchant; or (v) an introducing broker in commodities.

For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

What information do I have to provide?

This form requires you to provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of Non-U.S. Persons) for the following individuals (i.e., the beneficial owners):

(i) Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and

(ii) An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer. Chief Financial Officer, Chief Operating Officer, Managing Member. General Partner, President, Vice President, or Treasurer).

The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified under section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of Acme, Inc. who also holds a 30% equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)).

The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form.

II. CERTIFICATION OF BENEFICIAL OWNER(S)

Persons opening an account on behalf of a legal entity must provide the following information:

a. Name and Title of Natural Person Opening Account

b. Name of Account

c. Type of Account (S Corp, C Corp, Partnership, Etc):

d. Address of Legal Entity for Which the Account is Being Opened:

AMG PANTHEON FUND, LLC SUBSCRIPTION SIGNATURE PAGES FOR CLASS 5 UNITS

e.

The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above:

Name	Date of Birth	Address (Residential Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number[1]

(If no individual meets this definition, please write “Not Applicable” on the line below)

(f)	The following information for an individual with significant responsibility for managing the legal entity listed above, such as:

▲	An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or

▲	Any other individual who regularly performs similar functions.

(If appropriate, an individual listed under section (e) above may also be listed in this section (f)).

Name	Date of Birth	Address (Residential Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number[1]

I,                                                   (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

▲ Signature	▲ Date

▲ Legal Entity Identifier (If Obtained)

[1]

In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

Page 11 of 30	011923 AP192-5

AMG PANTHEON MASTER FUND, LLC,

a Delaware Limited Liability Company

NOTICE:

This Subscription Agreement for AMG Pantheon Fund, LLC (the “Subscription Agreement”) serves as the subscription agreement for AMG Pantheon Master Fund, LLC (the “Master Fund”). In furtherance of the foregoing, with respect to an application to purchase Units* in the Master Fund and to become a Member of the Master Fund, the following supplements the Subscription Agreement:

1)	References to AMG Pantheon Fund, LLC or the term the “Fund” mean the Master Fund except in paragraphs 9(j), 25 and 26 of the Subscription Agreement and unless the context otherwise requires;

2)	The term the “LLC Agreement” is a reference to the limited liability company agreement of the Master Fund, as amended from time to time; and

3)

For purposes of paragraphs 9(a) and 9(f), in addition to the LLC Agreement, the Prospectus and the Subscription Agreement, the Subscription is made also on the basis of the Registration Statement of the Master Fund.

The offering of securities described herein has not been registered under the Securities Act. This offering is made pursuant to Rule 506 of Regulation D of the Securities Act, which exempts from registration transactions not involving a public offering. A Subscriber should be prepared to bear the economic risk of an investment in the Master Fund for an indefinite period of time because the Units have not been registered under the Securities Act or the laws of any other jurisdiction and, therefore, cannot be sold unless they are subsequently registered or an exemption from registration is available. There is no obligation of the Master Fund to register the Units under the Securities Act or the laws of any other jurisdiction.

AMG PANTHEON FUND, LLC,

a Delaware Limited Liability Company

The securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission, any state securities authority, or any other regulatory authority, nor has any of the foregoing passed upon or endorsed the merits of this document. Any representation to the contrary is unlawful.

These securities will be sold only to investors who meet certain minimum suitability and eligibility qualifications described herein. A subscriber should be prepared to bear the economic risk of an investment in the Fund.

AMG PANTHEON FUND, LLC

A Delaware Limited Liability Company

SUBSCRIPTION AGREEMENT

For purposes of this Subscription Agreement, the use of the term “Subscriber” and any other related words in the singular shall include the plural where there is more than one party specific in the Subscription Agreement Signature Pages. Furthermore, each of the statements, declarations, representations and warranties set forth in this Subscription Agreement shall be deemed to be statements, declarations, representations and warranties of each of the parties specified in the Subscription Agreement Signature Pages. Gender neutral pronouns are used herein.

TO: AMG Pantheon Fund, LLC

1.

The Subscriber party or parties specified in the Subscription Agreement Signature Pages (collectively, the “Subscriber”), intending to be legally bound, hereby applies to purchase units (“Units”) in and become a member (a “Member”) of the Fund, for the subscription amount set forth in the Subscription Agreement Signature Pages, in AMG Pantheon Fund, LLC (the “Fund”), on the terms and conditions described herein and (i) in the Fund’s Prospectus and Statement of Additional Information (together with all amendments thereof and supplements and exhibits thereto, the “Prospectus”) and (ii) in the limited liability company agreement of the Fund attached to the Prospectus, as amended from time to time (the “LLC Agreement”). The Subscriber understands and agrees that the Fund reserves the right to reject this Subscription Agreement, in whole or in part, for any reason or no reason, and at any time prior to its acceptance. If the Subscription Agreement is rejected, the subscription amount will be returned promptly to the Subscriber, without interest, and this Subscription Agreement shall have no further force or effect. Admission of the Subscriber as a Member of the Fund will occur only upon the Closing Date, as described in the Prospectus.

2.

Subscriber acknowledges and agrees that by its execution of this Subscription Agreement, and upon acceptance by the Fund, it shall become a party to the LLC Agreement and hereby expressly agrees to each term of the LLC Agreement. The Subscriber acknowledges and agrees that, if the Subscriber’s subscription to purchase such Units (the “Subscription”) is accepted by the Fund in whole or in part, the Subscriber will be a party to the LLC Agreement and a Member of the Fund.

3.

The Subscriber acknowledges and agrees that, except as may be provided under applicable state securities laws, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements or the power of attorney of the Subscriber hereunder upon acceptance by the Fund. The Subscriber also acknowledges and agrees that this Subscription Agreement and such agreements and power of attorney shall survive: (a) any changes in the transaction, documents and instruments from the description thereof in the Prospectus which in the aggregate are not material or which are contemplated by the Prospectus and (b) the subsequent death, disability, incapacity, and incompetence, termination, bankruptcy, insolvency or dissolution (as applicable) of the Subscriber provided that if the Fund does not accept this

Subscription Agreement or hold a closing of the sale and purchase of Units of the Fund (a “Closing”), this Subscription Agreement, all agreements and the power of attorney of the Subscriber thereunder shall be cancelled and this Subscription Agreement and the subscription amount will be returned to the Subscriber, without interest.

4.

The Subscriber acknowledges and agrees that payment in good funds must be received by the Fund prior to the Closing or such earlier date as may be set by the Fund from time to time for the applicable offering, which the Subscriber’s financial advisor will facilitate.

5.

The Subscriber agrees not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any part of the Units or any interest therein, except in accordance with the terms and provisions of the LLC Agreement and applicable law.

6.

The Subscriber acknowledges and agrees that the distribution of this Subscription Agreement, the LLC Agreement, or any other materials in connection with the Units does not constitute an offer to sell or the solicitation of an offer to buy in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction and that such distribution and the offer and sale of the Units in certain jurisdictions may be restricted by law.

7.

The Subscriber acknowledges and agrees that no Member or other person holding Units acquired from a Member will have the right to require the Fund to redeem those Units or any portion thereof. After completing the first two full years of operations, the Fund, from time to time, may offer to repurchase outstanding Units pursuant to written tenders by Members, as described in the Prospectus. Repurchase offers will be made at such times and on such terms as may be determined by the Board in its sole discretion. A 2.00% early repurchase fee may be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of Units. For the avoidance of doubt, the Fund is under no legal obligation to conduct any such tender offers.

8.	The Subscriber certifies under penalty of perjury that:

a.

the taxpayer identification number and/or social security number of the Subscriber and/or of any trustee or custodian, as applicable and as indicated in the Subscription Agreement Signature Pages, is correct; and

b.	it has truthfully completed the certification concerning backup withholding contained in the Subscription Agreement Signature Pages.

9.	The Subscriber hereby represents, warrants and agrees as follows:

a.

This Subscription is made solely on the basis of the LLC Agreement, the Prospectus and this Subscription Agreement and not in reliance on any other information, representations or warranties, whether oral or written, provided by any person including, for the avoidance of doubt, Pantheon Ventures (US) LP (the “Adviser”), AMG Distributors Inc. (the “Distributor”), or any of their respective affiliates or any officer, agent, director, member, partner or employee of any such person. The Subscriber further represents and warrants that it understands and has evaluated the risks connected with an investment in the Fund and, in particular, has carefully reviewed, understands and accepts, the risk factors and conflicts of interest detailed in the Prospectus.

b.	The Subscriber is an “accredited investor” (as defined in Appendix I hereto) and has confirmed the Subscriber’s status as such in the Subscription Agreement Signature Pages.

c.

The Subscriber is not a Foreign Financial Institution as defined in the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”).

d.

If the Subscriber is an individual, the Subscriber is of legal age in the Subscriber’s state of residence and has legal capacity to execute, deliver, and perform its obligations under the LLC Agreement and this Subscription Agreement. The purchase of the Units and the execution, delivery, and performance of the LLC Agreement and this Subscription Agreement have been authorized by all necessary action on the Subscriber’s behalf, and the LLC Agreement and this Subscription Agreement are legal, valid, and binding obligations, enforceable against the Subscriber in accordance with their respective terms. If the Subscriber is an entity, the Subscriber is duly organized, formed, or incorporated as the case may be, and validly existing and in good standing, under the laws of its jurisdiction of organization, formation, or incorporation, the execution and delivery of the LLC Agreement and this Subscription Agreement, the consummation of the transactions contemplated thereby and hereby, and the performance of the Subscriber’s obligations thereunder and hereunder, do not and will not conflict with, or result in any violation of or default under, any provision of any charter, by-laws, trust, agreement, partnership agreement, or other governing instrument applicable to the Subscriber, and the Subscriber has full power and authority to make the representations and warranties in this Subscription Agreement, to purchase the Units, and to execute, deliver, and perform the Subscriber’s obligations under the LLC Agreement and this Subscription Agreement. Any person executing this Subscription Agreement on behalf of the subscribing Member has specifically confirmed the above in connection with the making of this investment and has actual authority to execute this Subscription Agreement on the Member’s behalf.

e.

The Subscriber (either alone or with its financial advisor(s) (other than the Subscriber’s Financial Advisor, as defined in the Subscription Agreement Signature Pages), if any) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Units, and has determined that Units are a suitable investment for the Subscriber, has the financial ability to bear the economic risk of the Subscriber’s investment, understands the investment objective and policies of, and the investment strategies which may be pursued by, the Fund, has determined that the Subscriber’s investment in the Fund is consistent with the investment purposes and objectives and cash flow requirements of the Subscriber, and has no need for liquidity of the Subscriber’s investment in the Fund, and could bear a complete loss of such investment; further, the Subscriber understands that an investment in the Fund is speculative and involves a high degree of risk of loss, the Units are illiquid investments, that the Subscriber must bear the economic risk of investment in Units for an indefinite period of time and that, at this time, it can bear a complete loss of its entire investment therein.

f.

The Subscriber (either alone or with its financial advisor(s), if any) has received, read, and understands the LLC Agreement, this Subscription Agreement, and the Prospectus. The Subscriber confirms that its Subscription in the Fund is made solely on the basis of the information contained in the LLC Agreement, this Subscription Agreement, and the Prospectus, and not in reliance on any other information, statements, representations, or warranties, whether oral or written.

g.

The Subscriber (either alone or with its financial advisor(s), if any) has investigated the acquisition of the Units to the extent the Subscriber deemed necessary or desirable, and the Fund through its adviser, sponsor and/or distributor has provided Subscriber with any assistance it has requested in connection therewith. The Subscriber has been afforded an opportunity to ask questions of and receive answers satisfactory to the Subscriber from the Fund’s adviser, sponsor and/or distributor concerning the terms and conditions of this Subscription Agreement and the LLC Agreement, and other matters pertaining to the investment in the Fund and has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of investment in the Fund (to the extent that the Fund possesses such information or can acquire such information without unreasonable effort or expense).

h.

The Subscriber understands the meaning and legal consequences of the representations and warranties made by the Subscriber herein and in the attached Subscription Agreement Signature Pages and that the Fund is relying on such representations and warranties in making its determination to accept or reject the Subscriber’s Subscription.

i.

The Subscriber and the Subscriber’s financial advisor(s), if any, understand that all representations and references contained in the Prospectus are made only as of the date specified in the Prospectus or such amendment or supplement thereto as applicable, and that the terms of the Prospectus are qualified in their entirety by the LLC Agreement.

j.

The Subscriber and the Subscriber’s financial advisor(s), if any, understand that the Fund is part of a “master-feeder” fund structure whereby the Fund contributes all or substantially all of its assets to a “master fund” organized as a limited liability company under the laws of the State of Delaware (the “Master Fund”) in exchange for interests in such Master Fund.

k.

The Units are being acquired for the Subscriber’s own account for investment, with no intention of distributing or selling any portion thereof, and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and will not be transferred by the Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder, the Prospectus, or the LLC Agreement.

l.

No representations or warranties have been made to the Subscriber by the Fund, its adviser, sponsor or distributor, any affiliate of the foregoing, any partner, member, director, officer, or employee of any of the foregoing, or any agent, representative, or counsel of said persons or entities, other than the representations in the Prospectus, this Subscription Agreement and the LLC Agreement, and the Subscriber is not relying on any said persons or entities for legal, investment, or tax advice. The Subscriber has consulted with its own professional advisers regarding any tax, legal, currency or other economic considerations related to the investment.

m.

The address set forth in the Subscription Agreement Signature Pages is the Subscriber’s true and correct residence, if an individual, or registered office or principal place of business, as appropriate, if an entity.

n.

If the Subscriber will hold the Units as nominee or trustee for another, the Subscriber hereby acknowledges that the confirmations, representations, and warranties given by the Subscriber pursuant to this Subscription Agreement are given both on behalf of itself and also separately on behalf of each of the beneficial holder(s) and consequently, where appropriate, references to the Subscriber in this Subscription Agreement shall be read as references to each of the beneficial holder(s).

o.

The representations and warranties by the Subscriber in this Subscription Agreement and the statements in the Subscription Agreement Signature Pages are true and accurate as of the date hereof and shall be true and accurate as of the Closing Date and shall survive such date. If in any respect such representation and warranties shall not be true and accurate prior to Closing or at any time after Closing, the Subscriber shall give immediate notice in writing of such fact to the Fund, specifying which representations and warranties are not true and accurate and the reasons therefor.

p.

The Subscriber understands that Units are: (i) not insured by the Federal Deposit Insurance Corporation or any other government agency; (ii) subject to investment risks, including the possible loss of the full amount invested.

q.

The Subscriber understands it will receive or have access to confidential proprietary information concerning the Fund, the Investment Funds (as defined in the Prospectus) and the affiliates of each including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like (collectively, “Confidential Information”), which are proprietary in nature and non-public. The Subscriber agrees that it shall not disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Fund, which shall include disclosure to the Subscriber’s service providers and shareholders and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Furthermore, the Subscriber has not reproduced, duplicated or delivered the Prospectus, the Subscription Agreement, or the LLC Agreement to any other person, except professional advisers who have a need to know such information and are bound by a duty of confidentiality to the Subscriber or as instructed by the Fund. Notwithstanding any other statement in the Subscription Agreement, the Prospectus, or any other document provided to the Subscriber in connection with an investment in the Fund, the Fund and the Adviser and each of their respective advisors, authorize the Subscriber and the Subscriber’s employees, representatives or other agents, from and after the commencement of any discussions with any such party, to disclose to any and all persons without limitation of any kind the tax treatment and tax structure of the Fund and any transaction entered into by the Fund, and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure that are provided to the Subscriber, in all cases insofar as such tax treatment and/or tax structure relates to a U.S. federal or state income or franchise tax strategy provided to the Subscriber by the Fund or Adviser or their respective advisors, except for any information identifying the Fund or Adviser, any other investor in the Fund, or (except to the extent relevant to such tax structure or tax treatment) any non-public commercial or financial information.

r.

Any information that the Subscriber has heretofore furnished and herewith furnishes to the Fund with respect to its financial position and business experience, is true, correct and complete as of the date of this application, and if there should be any change in such information prior to its admission to the Fund as a Member, it will immediately furnish in writing such revised or corrected information to the Adviser and the Fund.

10.	Anti-Money Laundering Matters:

a.

The Subscriber acknowledges that the Fund, the Adviser, the Administrator and/or any sub-administrator acting on behalf of the Fund are subject to certain laws and regulations that are designed to prohibit and actively prevent money laundering and any activity that facilitates money laundering or the funding of terrorist or criminal activities (“Anti-Money Laundering Regulations”).

b.

The Subscriber represents that all evidence of identity provided in connection with the Subscription Agreement and Subscription Agreement Signature Pages is true and correct and all related information and documentation furnished is genuine and accurate.

c.

The Subscriber acknowledges that due to Anti-Money Laundering Regulations, the Fund, the Adviser, the Administrator and/or any sub-administrator acting on behalf of the Fund may require further documentation verifying the Subscriber’s identity and the source of funds used to purchase the Units and agrees to provide such documentation as may be requested by the Fund, the Adviser, the Administrator and/or any sub-administrator whether before or after the Closing. The Subscriber further agrees that all payments by the Subscriber to the Fund and all distributions by the Fund to the Subscriber will only be made in the Subscriber’s name. In the event of a delay or failure by the Subscriber to produce any information requested in connection with this Subscription Agreement or required for identity verification purposes, the Subscriber acknowledges that the Fund may refuse to accept this Subscription Agreement.

d.

The Subscriber represents, warrants, and covenants that neither it nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in it, is an individual, organization, or entity: (i) whose name appears on any lists of prohibited persons and entities as may be mandated by applicable Anti-Money Laundering Regulations, including the List of Specially

Designated Nationals and Blocked Persons1 maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”); (ii) resident in, organized under the laws of, or doing business in a country or territory prohibited by OFAC sanctions programs; (iii) resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act of 2001, as amended (the “Patriot Act”) as warranting special measures due to money laundering concerns; or (iv) that is a Foreign Shell Bank2 (collectively, “Prohibited Persons”) and that it is not investing and will not invest in the Fund on behalf of or for the benefit of any Prohibited Person.

e.

The Subscriber represents, warrants, and covenants that (i) the amounts to be contributed by it to the Fund shall not directly or indirectly be derived from activities that contravene U.S. federal or state laws or regulations, including Anti-Money Laundering Regulations; and (ii) the proceeds from the Subscriber’s investment in the Fund will not be used to finance any illegal activities.

f.

The Subscriber acknowledges that, if, following its investment in the Fund, the Adviser reasonably believes that the Subscriber is a Prohibited Person or has otherwise breached its representations and covenants as to its identity or has otherwise failed to produce additional documentation requested to verify the Subscriber’s identity and the source of funds used to purchase the Units, the Fund or the Adviser may withhold amounts otherwise distributable to the Subscriber until such time as such additional documentation is produced to the reasonable satisfaction of the Adviser and may also be obligated to freeze the Subscriber’s investment by prohibiting additional investments, segregating the assets constituting the Subscriber’s investment in accordance with applicable law, terminating any rights the Subscriber has to future distributions, or removing the Subscriber from the Fund, and, to the fullest extent permitted by applicable law, the Subscriber shall have no claim against the Fund, the Adviser, the Administrator and/or any sub-administrator acting on behalf of the Fund for any form of damages as a result of the aforementioned actions.

g.

If the Subscriber is a “fund of funds” or an entity that invests on behalf of others, the Subscriber, in addition to and not by way of limiting the foregoing, represents and certifies that it is aware of the requirements of the Anti-Money Laundering Regulations and any other anti-money laundering measures in any applicable jurisdiction and that it has in place anti-money laundering policies and procedures that are reasonably designed to verify the identity of its beneficial owners or underlying investors, as the case may be, and their respective sources of funds. Such policies and procedures are properly enforced and are consistent with such Anti-Money Laundering Regulations. The Subscriber acknowledges that it is to furnish a copy of its anti-money laundering policies and procedures to the Fund when requested. Among its other obligations hereunder, the Subscriber agrees to promptly notify the Fund if the foregoing representation and certification becomes inaccurate.

[1]	Available at http://www.treasury.gov/ofac/downloads/t11sdn.pdf
[2]

The term “Foreign Shell Bank” is defined to mean a “foreign bank” without a physical presence in any country. A “foreign bank” is any bank organized under foreign law or an agency, branch or office of a bank located outside the U.S. The term does not include an agent, agency, branch or office within the U.S. of a bank organized under foreign law.

h.	The Subscriber represents that, except as otherwise disclosed to the Fund or the Adviser in writing:

i.	it is an individual or entity located in a jurisdiction that is a full member of the Financial Action Task Force on Money Laundering (“FATF”)[3];

ii.

it is not a current or former Senior Foreign Political Figure[4] or a Politically Exposed Person (“SFPF/PEP”), a member of a SFPF/PEP’s Immediate Family,[5] and/or any Close Associate[6] of a SFPF/PEP residing in a non-cooperative country or territory or a jurisdiction that has been designated by the U.S. Treasury as warranting special measures due to primary money laundering concerns;

iii.	it is not a resident in, or organized or chartered under the laws of, a N on- Cooperative Jurisdiction[7];

iv.

it is not resident in, or organized or chartered under the laws of a jurisdiction that has been designated by the U.S. Secretary of Treasury under Section 311 of the Patriot Act as warranting special measures due to primary money laundering concerns;

v.	it is not a Foreign Shell Bank subject to enhanced due diligence under Section 312 of the Patriot Act; and

vi.

its subscription funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,”[8] or a bank organized or charted under the laws of a Non-Cooperative Jurisdiction, or a bank or financial institution subject to special measures under Section 311 of the Patriot Act.

[3]	The list of FATF member jurisdictions is available at http://www.fatf-gafi.org.
[4]

The term “senior foreign political figure” is defined to mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. The term “Politically Exposed Person” is defined to include individuals who are or have been entrusted with prominent public functions in a foreign country, including Heads of State or of government, senior politicians, senior government, judicial or military officials, senior executives of state owned corporations, and important political party officials.

[5]	The term “immediate family” is defined to mean the parents, siblings, spouse, children and in-laws of a senior foreign political figure.
[6]	The term “close associate” is defined to mean a person who is widely and publicly known to maintain an unusually close relationship with a senior foreign political figure.
[7]

FATF has designated certain countries or territories as Non-Cooperative countries and Territories (“Non- Cooperative Jurisdictions”). The list of Non-Cooperative Jurisdictions is available at: http://www.faft-gafi.org.

[8]

The term “offshore bank” refers to a foreign bank that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license.

11.

Attached to the Subscription Agreement Signature Pages is IRS Form W-9 or Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, or W-8IMY (as appropriate), which has been duly completed and executed by the Subscriber and the information contained therein is complete and accurate. The Subscriber agrees to notify the Adviser in the event any information provided therein becomes inaccurate and to update or replace such form in accordance with its terms or subsequent amendments.

12.

The Subscriber will notify the Fund within 60 calendar days in the event the Subscriber’s IRS Form(s) W-8 or W-9 or such other tax information, documentation or representations (including any tax-related forms) previously provided by the Subscriber become incorrect, obsolete (including by operation of law) or ineffective and will promptly provide such updated forms, information, documentation or representations, as applicable.

13.

The Subscriber agrees to provide the Fund with (i) such information as the Fund reasonably requests from time to time with respect to the Subscriber’s citizenship, residency, ownership, tax status, business or control so as to permit the Fund to evaluate and comply with any regulatory and tax requirements applicable to the Fund, provided that any confidential information so provided shall be kept confidential by the Fund and the Adviser and shall not be disclosed to any third party (other than the Fund’s service providers in the ordinary course of business) unless required by law or by any court of law or by any regulatory authority, (ii) any additional tax-related information, certificates or documentation reasonably requested by the Adviser that is required for the Fund to comply with the information, diligence, reporting and other requirements of the Foreign Account Tax Compliance Act as codified in sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) and any U.S. Treasury Regulations, rules or other guidance issued thereunder (including after the date hereof) and the terms of any intergovernmental agreement and any implementing legislation or rules (collectively, “FATCA”) and to avoid any withholding on payments made to or by the Fund pursuant to FATCA, and (iii) provide the Adviser with additional tax-related information or documentation as may be required as a result of such change in status or as the Adviser may otherwise request from time to time, including, without limitation, such information as may be required to comply with the terms of any provisions of (or election under) Chapter 3 and Chapter 4 of the Code (as determined in the sole judgment of the Adviser).

14.

The Subscriber understands the performance allocation or “carried interest” that may be charged by a manager of an Investment Fund and its risks, including that a performance allocation or “carried interest” may create an incentive to make investments that are riskier or more speculative than would be the case in the absence of a performance allocation or “carried interest.”

15.

The Subscriber understands that by investing in the Fund, the Subscriber will bear its proportionate share of expenses and fees as an investor in the Fund and, indirectly, fees and expenses of the Master Fund, fees, expenses, performance allocations, and carried interests in the Investment Funds in which the Fund invests. An investment in the Fund will likely result in higher total fees than a direct investment in an Investment Fund and will have different performance than an Investment Fund.

16.	The Subscriber understands that an investment in the Fund involves limited diversification, the use of leverage, and limited liquidity.

17.

The Subscriber agrees and acknowledges that: (i) the Subscriber is investing in the Fund as a common investment vehicle rather than as a means to facilitate the Subscriber’s individual or separate investment decisions; (ii) the Units purchased by the Subscriber will not be held in a form used primarily to circumvent the federal securities laws; (iii) the Subscriber has no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or entity or anyone else the Units purchased by the Subscriber or any part thereof, and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement; (iv) the Units purchased by the Subscriber cannot be sold or transferred without the prior written consent of the Fund, which may be withheld in its sole discretion; (v) there will be no public market for the Units; and (vi) any disposition of the Units may result in unfavorable tax consequences to the Subscriber.

18.

The Subscriber is aware and acknowledges that: (i) any U.S. federal, non-U.S. and/or state income tax benefits which may be available to the Subscriber may be lost through the adoption of new laws or of regulations or changes to existing laws and regulations or changes in the interpretation of existing laws and regulations; (ii) the Subscriber, in making an investment, is relying solely upon the advice of the Subscriber’s personal tax adviser with respect to the tax aspects of an investment in the Fund; and (iii) because there are substantial restrictions on the transferability of the Units purchased by the Subscriber, it may not be possible for the Subscriber to liquidate its Units.

19.

If the Subscriber is or is acting on behalf of an employee benefit plan, individual retirement account (“IRA”), or other Benefit Plan Investor (a “Benefit Plan Investor”) or is acting on behalf of an employee benefit plan subject to any state, local or non-US law similar to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (“Similar Law”, and such plan, together with the Benefit Plan Investors, a “Plan”), the fiduciary executing this Subscription Agreement on behalf of the Plan (the “Fiduciary”) represents and warrants to the Fund that:

a.

The Fiduciary has considered the following with respect to the Plan’s investment in the Fund and has determined that, in view of such considerations, the purchase of the Units is consistent with the Fiduciary’s responsibilities under ERISA or Similar Law, as applicable:

i.	The fiduciary investment standards under ERISA or any applicable Similar Law in the context of the Plan’s particular circumstances;

ii.

The prudence and diversification requirements of ERISA or any applicable Similar Law, including the risks associated with an investment in the Fund and the fact that the Subscriber will be unable to transfer the Unit purchased by the Subscriber or withdraw from the Fund, except as set forth in the Prospectus and the LLC Agreement;

iii.	The permissibility of an investment in the Fund under the documents governing the Plan and the Fiduciary;

iv.	The prohibited transaction rules under ERISA, the Code, and any applicable Similar Law.

b.

The Fiduciary: (a) is solely responsible for the decision to invest in the Fund; (b) is independent of the Fund, the Adviser, the Distributor or any of their affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, has not relied on any advice or recommendation of the Fund, the Adviser, the Distributor or any of their affiliates.

c.

The Subscriber agrees that if it is a Plan that is a participant directed defined contribution plan, or a Plan that is both voluntary and contributory, it has informed the Adviser of such fact in writing and may be required to provide additional documentation.

20.

The Subscriber hereby acknowledges that none of the Fund, the Adviser, the Administrator or the Distributor have any right to participate in the control, management or operations of any Investment Fund or any Investment Fund Manager or have any discretion over the investments made by any Investment Fund or any Investment Fund Manager as those terms are used in the Prospectus.

21.

The Subscriber hereby acknowledges that: (a) the value of the Subscriber’s Units and the performance of the Fund may be based on unaudited and, in some cases, estimated valuations of the Fund’s investments; (b) any valuation provided in the Subscriber’s account statement may be an unaudited, estimated value; and (c) such valuations may be subject to subsequent adjustment.

22.

The Subscriber hereby acknowledges that the Fund, the Adviser, the Administrator or the Distributor may present this Subscription Agreement and the information provided herein to such parties as deemed advisable if: (a) called upon to establish a fact or circumstance relating to the offer and sale of the Units; (b) this Subscription Agreement or such information is relevant to an issue in any action, suit, proceeding or investigation to which the Fund, the Adviser, the Administrator or the Distributor or any of their affiliates is a party or by which they are or may be bound in connection with anti-money laundering and similar laws; or (c) called upon to establish that the Fund, the Adviser, the Administrator or the Distributor or any of their affiliates has complied with all applicable statutes, rules and regulations governing tax withholding and information reporting.

23.

If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to such extent, the provisions hereof shall be severable.

24.	Special Power of Attorney:

a.

By executing this Subscription Agreement, the Subscriber is hereby granting a special power of attorney (which is in addition to the special power of attorney granted under the LLC Agreement), making, constituting, and appointing AMG Funds LLC, the Fund’s sponsor (the “Sponsor”), and each of the directors of the Funds (each, a “Director”), acting severally, as the Subscriber’s attorney-in-fact, with power and authority to act in the Subscriber’s name and on the Subscriber’s behalf to execute, acknowledge, and swear to the execution, acknowledgment, and filing of the following documents relating to the Fund:

i.	the LLC Agreement, substantially in the form provided to the Subscriber, and any amendment to the LLC Agreement which complies with the provisions of the LLC Agreement; and

ii.	any other instrument or document which may be required to be filed by the Fund under the laws of any country or state or by any governmental agency,

or which the Sponsor or a Director deems advisable to file and which is in each case filed in order to evidence the subscription of the Subscriber in accordance herewith and the LLC Agreement provided that any such instrument or document is not materially adverse to the Subscriber.

b.	The special power of attorney being granted hereby by each Member:

i.	is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Subscriber;

ii.	may be exercised by the Sponsor or a Director signing individually for each Member, or for all of the Members, as the Sponsor or Director, as applicable, executes any particular instrument; and

iii.

shall survive an assignment by the Subscriber of its Units in the Fund except that, where the assignee of the Units owned by a Member has been approved for admission to the Fund as a substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Sponsor or a Director to execute, acknowledge and file any instrument or document necessary to effect such substitution.

c.	In the event of any conflict between the LLC Agreement and any document filed pursuant to this power of attorney, the LLC Agreement shall control.

25.

The Subscriber hereby agrees to indemnify and hold harmless the Fund, the Master Fund, the Administrator, the Adviser, any sub-administrator and each member, director, officer or employee thereof from and against any and all loss, damage, liability, or expenses, including legal fees and expenses, due to or arising out of a breach of any such representation or warranty of the Subscriber herein, including for any misrepresentation or misstatement on a Subscriber’s IRS Form(s) W-8 and/or W-9, except to the extent prohibited by law.

The Subscriber acknowledges that it understands the meaning and legal consequences of, and that the Fund, the Master Fund, the Administrator, any sub-administrator, and the Adviser intend to rely upon, the information, acknowledgements, representations, warranties and agreements contained in this Subscription Agreement, the Subscription Agreement Signature Pages and other documents executed and/or delivered by the Subscriber in connection with the Fund, and the Subscriber hereby agrees to indemnify and hold harmless the Fund, the Master Fund, the Administrator, any sub-administrator, the Adviser, and each other Member in the Fund or investor in the Master Fund or any director, officer, partner, member, employee, agent, representative, or affiliate of any of the foregoing from and against any and all loss, damage, or liability due to or arising out of a breach of any acknowledgements, representations, warranties, or agreements of the Subscriber or the inaccuracy of any information provided by the Subscriber, whether contained in this Subscription Agreement, the Subscription Agreement Signature Pages or otherwise.

26.

The Subscriber hereby acknowledges and agrees that, without the consent of the Adviser, the Subscriber shall not (i) reproduce or distribute any information relating to the Fund or the Master Fund, in whole or in part, or (ii) disclose any information relating to the Fund or the Master Fund except to the extent (a) such information (x) was previously known by the Subscriber through a source (other than the Fund, the Master Fund, the Adviser, the Administrator, any sub-administrator, any of their affiliates or an investor) not bound by any obligation to keep confidential such information, (y) is in the public domain through no fault of such person or (z) is later lawfully obtained by such person from sources (other than the

Fund, the Master Fund, the Adviser, the Administrator, any sub-administrator, any of their affiliates or an investor) not bound by any obligation to keep such information confidential; or (b) disclosure of such information is required by law applicable to the Subscriber. The Subscriber further agrees to assume responsibility for any disclosure of information relating to the Fund or the Master Fund by the Subscriber or any of its equity holders, beneficiaries, employees, agents, or representatives. The Subscriber acknowledges and understands that notwithstanding the foregoing or anything in this Subscription Agreement to the contrary, the Subscriber may disclose to any and all persons, without limitation of any kind, the tax treatment, tax structure and tax strategies of the Fund or the Master Fund and its investments that are provided to the Subscriber relating to such tax treatment, tax structure and tax strategies all within the meaning of Treasury Regulation § 1.6011-4(b)(3).

27.

The Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Units acquired pursuant hereto shall be made only in accordance with the terms of the LLC Agreement.

28.

Time shall be of the essence in this Subscription Agreement. The Subscriber agrees, to the fullest extent permitted by applicable law, that (i) this Subscription Agreement and any agreement of the Subscriber made hereunder is irrevocable; and (ii) this Subscription Agreement shall survive the death or legal incapacity of the Subscriber.

29.

All personal data contained in any document provided by the Subscriber to the Fund may be collected, recorded, stored, adapted, transferred or otherwise processed and used (“Processed”) by the Administrator, the Adviser, any sub-administrator, their affiliates, and/or any sub-administrator, custodian, transfer agent, depositary, or other agent of the Fund. Such data shall be Processed for the purposes of account administration, anti-money laundering identification and the development of the business relationship with the Fund. To this end, data may be transferred to companies appointed by the Adviser and its affiliates, the Administrator and its affiliates and/or any sub-administrator, custodian, transfer agent, depositary, or other agent of the Fund to support the Fund’s activities. By executing this Subscription Agreement, the Subscriber hereby acknowledges and agrees to the Processing of its personal data.

30.

All agreements, representations, and warranties contained herein or made in writing by or on behalf of the Subscriber in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by the Fund or on the Fund’s behalf, and the sale and purchase of the Subscriber’s Units in the Fund and payment therefor.

31.	This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement.

32.

This Subscription Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

33.

If one or more provisions of this Subscription Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Subscription Agreement and the balance of the Subscription Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

34.	Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the Subscriber and the Adviser.

35.

Words and expressions not defined in this Subscription Agreement which are defined in the Prospectus shall have the same respective meanings in this Subscription Agreement. Words and expressions defined in this Subscription Agreement shall have the same respective meanings in the Appendices hereto, unless otherwise specifically noted.

36.	Notices. Any notice or other communication which the parties may desire to give to another party, shall be in writing (including electronic media), and shall be deemed effective upon receipt:

a.

by the Subscriber at the address, electronic mail address, or facsimile number shown in the Subscription Agreement Signature Pages and by the Fund at 680 Washington Boulevard, Suite 500, Stamford, Connecticut 06901; or

b.	at such other address, electronic mail address, or facsimile number as such party may designate by fifteen (15) days’ advance written notice.

APPENDIX I

“Accredited Investor” Determination for all Applicants

The following section relates to your status as an “accredited investor.” If you are unsure in any respect as to your status, or if you do not see a category that applies to you in respect of your status, please contact your financial advisor or the Fund’s Adviser.

A potential investor in the Fund (an “Investor”) qualifies as an “accredited investor” within the meaning of Regulation D under the Securities Act if:

(1)	The Investor is a natural person who had an income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(2)

The Investor is a natural person who, with his or her spouse or spousal equivalent, had a joint income in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year. Note: For purposes of calculating joint net worth, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on this joint net worth standard does not require the securities to be purchased jointly.

(3)

The Investor is a natural person who has a net worth (or joint net worth with his or her spouse or spousal equivalent) in excess of $1,000,000, excluding the value of the Investor’s primary residence as well as the related amount of indebtedness secured by such primary residence (up to its fair market value) (except that if the amount of such indebtedness outstanding at the time of the sale of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability).

(4)	The Investor is a revocable trust (such as a living trust) in which each grantor is a natural person who is an accredited investor.

(5)

The Investor is a trust (e.g., a personal trust) that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Units, and whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Fund.

(6)

The Investor (i) is either a corporation, a partnership, a limited liability company, an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, or a Massachusetts or similar business trust, (ii) has not been formed for the specific purpose of acquiring the Units, and (iii) has total assets in excess of $5,000,000;

(7)

The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000;

(8)

The Investor is an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) if a self-directed plan, the investment decisions are made solely by persons that are accredited investors;

(9)

The Investor is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(10)	The Investor is an insurance company as defined in Section 2(a)(13) of the Securities Act;

(11)	The Investor is an investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

(12)	The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958;

(13)	The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(14)	The Investor is a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934;

(15)

The Investor is an entity (other than a trust) in which all of the equity owners are accredited investors. Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this paragraph (15). If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this paragraph may be available.

(16)	The Investor is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of any U.S. state;

(17)	The Investor is an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or 203(m) of the Investment Advisers Act of 1940;

(18)	The Investor is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(19)

The Investor is an entity that (i) was not formed for the specific purpose of acquiring the Units, (ii) owns investments in excess of $5,000,000, and (iii) is of a type not listed in paragraphs (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), or (18) above;

(20)

The Investor is a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

(21)

The Investor is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, and (i) has assets under management in excess of $5,000,000, (ii) is not formed for the specific purpose of acquiring the Units; and (iii) its prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(22)

The Investor is a “ family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (21) above and whose prospective investment in the Fund is directed by such family office pursuant to paragraph (21)(iii) above.